ASSIGNMENT

        WHEREAS, one or more of ENER1 BATTERY COMPANY (formerly ENER1 USA) and ENER1 GROUP, INC., Ener1 Battery being a wholly owned subsidiary of ENER1, INC., and Ener1 Group being the majority shareholder of Ener1, Inc., all organized under the laws of the State of Florida (hereinafter referred to as “ASSIGNOR”), is the owner of certain inventions or improvements described below (the “Intellectual Property”):

SOLID POLYMER ELECTROLYTE LITHIUM BATTERY U.S. Patent Application No. 10/038,556, claiming priority on U.S. Provisional Application No. 60/310,908

NONAQUEOUS ELECTROLYTES BASED ON ORGANOSILICON AMMONIUM DERIVATES FOR HIGH-ENERGY POWER SOURCES U.S. Patent Application No. 10/126,340

SALTS OF ALKALI METALS OF N, N' DISUBSTITUTED AMIDES OF ALKANE SULFINIC ACID AND NONAQUEOUS ELECTROLYTES ON THEIR BASIS U.S. Patent Application No. 10/122,788

CATHODE MATERIAL FOR LITHIUM BATTERY AND METHOD OF PRODUCTION THEREOF U.S. Patent Application No. 10/158,361

        WHEREAS, EnerDel, Inc., existing by virtue of the laws of the State of Delaware, (hereinafter “ASSIGNEE”), is desirous of acquiring the entire right, title and interest in and to said Intellectual Property and in and to any Letters Patent which may be granted therefor in the United States and in any and all foreign countries;

        NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR has sold, assigned and transferred, and by these presents does sell, assign and transfer, unto said ASSIGNEE, its successors and assigns

(1)	The entire right, title and interest in and to any and all Letters Patent respecting the Intellectual Property which have been granted and which may be granted therefor in the United States and its territorial possessions and in any and all foreign countries and in and to any and all divisions, reissues, continuations, and extensions thereof, and

(2)	For all other rights to said Intellectual Property, the full and exclusive right thereto limited exclusively to lithium battery applications, including lithium ion, lithium metal and lithium polymer batteries in the United States and its territorial possessions and in all foreign countries.

        ASSIGNOR does hereby authorize and request the Patent Office Officials in the United States and in any foreign countries to issue any and all of said Letters Patent, when granted, to said ASSIGNEE, as the assignee of the entire right, title and interest in and to the same, for the sole use and on behalf of said ASSIGNEE, its successors and assigns.

        ASSIGNOR agrees that it will communicate to said ASSIGNEE, or its representatives, any facts known to ASSIGNOR respecting said invention; testify in any legal proceedings; sign all lawful papers; execute all divisional, continuation, substitution, renewal, and reissue applications; execute all necessary assignment papers to cause any and all of said Letters Patent to be issued to said ASSIGNEE; make all rightful oaths; and generally do everything possible to aid the said ASSIGNEE, its successors and assigns, to obtain and enforce proper protection for said invention in the United States and in any and all foreign countries.

        IN TESTIMONY WHEREOF, I have hereunto set my hand this 20th day of October, 2004. ASSIGNOR:

ENER1, INC.

BY: _____________________________________________________________________________________

PRINTED NAME AND TITLE: Ronald N. Stewart, Executive Vice President

ADDRESS: 500 West Cypress Creek Road, Suite 100, Ft. Lauderdale, Florida 33309

ASSIGNOR:

ENER1 BATTERY COMPANY

BY: _____________________________________________________________________________________

PRINTED NAME AND TITLE: Ronald N. Stewart, Chief Operating Officer

ADDRESS: 500 West Cypress Creek Road, Suite 100, Ft. Lauderdale, Florida 33309

ASSIGNOR:

ENER1 GROUP, INC.

BY: _____________________________________________________________________________________

PRINTED NAME AND TITLE: Mike Zoi, President

ADDRESS: ___________________________________________________________________________